Exhibit 10.25
LEASE AGREEMENT
     THIS LEASE AGREEMENT (this “Lease”) is made and entered into this ___day of                     , 2008 (which represents the date this Lease was executed by the last of the Lessor and the Lessee, the “Effective Date”), by and between the Lessor and the Lessee hereinafter named.
     1. Definitions and Basic Provisions. The following definitions and basic provisions shall be construed in conjunction with and limited by the references thereto in other provisions of this Lease:
     (A) “Lessor”: Carew Realty, Inc., a Delaware corporation
     (B) “Lessee”: Kendle International Inc., an Ohio corporation
     (C) “Demised Premises”: approximately 128,998 Useable Square Feet (“USF”) in the Building commonly known as the Carew Tower (the “Building”), located at 441 Vine Street, Cincinnati, Ohio 45202; consisting of 17,636 USF on the Fourth (4th) Floor, 20,814 USF on the Fifth (5th) Floor, 13,708 USF on the Sixth (6th) Floor, 11,801 USF on the Seventh (7th) Floor, 12,754 USF on the Eighth (8th) Floor, 13,235 USF on the Ninth (9th) Floor, 13,254 USF on the Eleventh (11th) Floor, 13,254 USF on the Twelfth (12th) Floor and 12,542 USF on the Fifteenth (15th) Floor; such Demised Premises being shown and outlined on the floor plans attached hereto as Exhibits A-1 through A-9. The USF calculations listed above are based upon a complete re-evaluation and analysis provided by Lessor’s architect, PDT Architecture, of the floors proposed above, the method of measurement associated with such analysis and calculations is in accordance with BOMA (ANSI-Z.65 1966) standards. The number of USF in the Demised Premises shall be determined by Lessor’s architect and set forth in the Declaration to be executed by Lessor and Lessee in the form attached hereto as Exhibit C specifying the number of square feet of Useable Area (as such term is defined in the BOMA Standards) included in the Demised Premises. No load factor will be added to the actual USF calculations or charged to Lessee. Within the first month of the Lease Term, Lessee shall have the right, but not the obligation, to have an architect of its choosing remeasure the Demised Premises to verify the exact USF of the Premises. In the event Lessee’s architect’s measurements in the aggregate vary by more than one percent (1%) from Lessor’s architect, Lessee shall notify Lessor of Lessee’s architect’s measurements. Upon receipt of such notice, Lessor, at its option, may (i) accept Lessee’s architect’s measurements as the USF of the Demised Premises and Lessor and Lessee shall execute an amendment to this Lease and Exhibit C to reflect such change, or (ii) request that Lessee and Lessor pick a third architect, agreeable by both, to measure the Demised Premises. The measurement of the third architect shall be averaged with either the Lessor or Lessee’s architect’s measurements, whichever is closer thereto, which averaged amount shall be deemed the USF of the Demised Premises and Lessor and Lessee shall execute an amendment to this Lease and Exhibit C to reflect such change. Lessor and Lessee shall each pay one-half of the fees and expenses of the third architect and each party shall pay the fees and expenses of their own architect. If, pursuant to the foregoing, the USF of the Demised

Premises as set forth in this Section 1(C) is revised, Lessee shall pay any excess Annual Basic Rent (as defined below) owed to Lessor within the next payment thereof, or Lessee shall take a credit for any overpayment against the next payment thereof.
     (D) “Lease Term”: the period commencing on the Effective Date (the first day of the Existing Lease Term being referred to herein as the “Commencement Date”) and ending on May 31, 2019 (the “Expiration Date”). The term “Lease Term” shall include any renewal terms exercised by Lessee pursuant to Section 38 below.
     (E) “Annual Basic Rental”: the Annual Basic Rental for the Demised Premises shall commence on the Commencement Date at rate of Fourteen Dollars and 75/100 ($14.75) per USF.
     The Annual Basic Rental shall increase on June 1, 2010 and each Lease Year thereafter to a per USF amount equal to the sum of (i) Eight Dollars and 27/100 ($8.27), plus (ii) an amount determined by multiplying Six Dollars and 48/100 ($6.48) by a fraction, the numerator of which shall be the most recently published monthly Index (as hereinafter defined) preceding the first day of the Lease Year for which the adjustment is then being made and the denominator of which fraction shall be the monthly Index for the month preceding the Commencement Date of the Lease.
     The “Index” used herein shall be the Consumer Price Index for All Urban Consumers, U.S. City Average-All Items (1982-84 = 100), as published from time to time by the Bureau of Labor Statistics of the United States Department of Labor. If this Index shall be discontinued with no successor or comparable successor Index, the parties hereto shall attempt to agree upon a substitute formula, but if said parties are unable to agree upon a substitute formula, then the matter shall be determined by arbitration in accordance with the rules of the American Arbitration Association then prevailing.
     (F) “Security Deposit”: Intentionally omitted.
     (G) “Permitted Use”: Lessee may use the Demised Premises for general administrative and executive office purposes and all other lawful uses; provided, however, that no such use shall cause the standard of the Building to be decreased below its current condition as a first-class office building. Such uses shall at all times be in conformance with the Rules and Regulations attached hereto as Exhibit E, as the same may be amended, modified or altered, from time to time in a reasonable and non-discriminatory manner.
     (H) “Lease Year”: The period from June 1, 2009 to May 31, 2010, and each of the one year periods thereafter during the Lease Term are hereinafter referred to individually as a “Lease Year” and collectively as “Lease Years”.
     2. Granting Clause. In consideration of the obligation of the Lessee to pay rent as herein provided and in consideration of the other terms, covenants and conditions hereof, Lessor hereby demises and leases to Lessee, and Lessee hereby takes from Lessor, the Demised Premises to have and to hold the same for the Lease Term specified in Section 1(D) hereof, all upon the terms and conditions set forth in this Lease.

     3. Services by Lessor. So long as Lessee is not in default hereunder, Lessor agrees to furnish Lessee while occupying the Demised Premises the following services:
     (A) Hot and cold water at those points of supply provided for the general use of Lessee and the other occupants of the Building.
     (B) Heat or air conditioning from the Building systems as appropriate for the season, or connections to the Building’s heating and air conditioning systems, on a 24 hours basis on Monday through (and including) Saturday of each week, public holidays excepted; provided that Lessor shall provide heat or air conditioning on Sundays and public holidays as requested by Lessee (with such request to be given to owner in writing at least 24 hours prior to the commencement of the requested additional heating and air conditioning service), in which case Lessee shall pay (promptly upon receipt of an invoice therefore) and be responsible for the actual costs of the additional heating or air conditioning incurred by Lessor.
     (C) Passenger elevator service in common with other tenants for ingress to and egress from the Demised Premises, with at least one such elevator to be operational at all times without interruption or unreasonable delay.
     (D) Janitorial cleaning services as set forth in Exhibit F attached hereto.
     (E) Electric lighting for public and common areas of the Building in the manner and to the extent similar to that provided in other first class high-rise office buildings in the Cincinnati, Ohio central business district.
     (F) Maintenance of the Common Areas, including removal of rubbish, ice and snow.
     (G) Life safety and security systems that are currently installed within the Building operated in the manner and to the extent similar to that provided by Lessor to date in the Building.
          Lessor may enter the Demised Premises upon twenty-four (24) hours advance notice to Lessee (except in an emergency in which case no notice is necessary) to examine the same or to make alterations and repairs therein or for any purpose which it may deem reasonably necessary for the operation, maintenance, repair and alteration of the Building and the Building equipment. Lessor shall use commercially reasonable efforts to minimize any interruption to or interference with Lessee’s use and enjoyment of the Demised Premises caused by Lessor’s entrance in the Demised Premises.
          Lessor reserves the right of stopping all or any portion of such services at such times as may be necessary by reason of the following which have an impact on the Building or such services to be provided: accidents, repairs, alterations or improvements desirable or necessary to be made until the same shall have been completed, or whenever Lessor, after exercising ordinary diligence, is unable to furnish all or any portion of such services by reason of electric power failures (except for any power failures due to Lessor’s failure to pay applicable utility charges), labor difficulties, orders of any governmental authority, riots, floods, or any other cause beyond Lessor’s control. Failure to any extent to furnish, or any stoppage of, these defined services, resulting from any cause, shall not render Lessor liable in any respect for damages to either person or property, nor be construed as an eviction of Lessee or work an abatement of rent, nor relieve Lessee from fulfillment of any covenant or agreement hereof. Should any equipment or machinery used to furnish the above-referenced services break down, or for any cause cease to function properly, Lessor shall use reasonable diligence to repair same promptly, but Lessee shall have no claim for rebate or abatement of rent or damages on account of any interruptions in service occasioned thereby or resulting therefrom.
          If Lessee requests that repairs, improvements, decorating, or other work in the Leased Premises be done after regular business hours, Lessor may charge Lessee any additional costs (including overtime) resulting therefrom.
     4. Payments.
     (A) Lessee shall pay to Lessor, at the address set forth in Section 30 below or to such other payee or at such other address as designated by Lessor, as Annual Basic Rental for the Demised Premises the sum specified in Section 1(E) hereof, payable in equal consecutive monthly installments, in advance, on or before the first day of each and every calendar month during the Lease Term; provided, however, that if the Commencement Date shall be a day other than the first day of a calendar month, the Annual Basic Rental installment for the first and last fractional months of the Lease Term shall be prorated on the basis of the number of days during the month this Lease was in effect in relation to the total number of days in such month. Except as expressly provided herein, the obligation of the Lessee to pay Annual Basic Rental is an independent covenant, and no act or circumstance whether constituting breach of covenant by Lessor or not, shall release Lessee of the obligation to pay rent. All monthly utility charges (including meter reading fees and all charges for natural gas) for the Demised Premises are included in the Annual Basic Rental specified in Section 1(E) hereof. The parties acknowledge and agree that all operating expenses for the Building are included in the Annual Basic Rental and there shall not be any additional rent for any operating expenses for the Building.
     (B) Lessee shall, and hereby agrees to, supply, replace and pay for its own supplies and labor for all replacements of light bulbs, fluorescent and otherwise, ballasts and any above building standard light fixtures in the Demised Premises; provided, however, Lessee shall not be responsible for any repair or replacement of any building standard light fixtures unless the need for such repair or replacement is caused by Lessee, its employees, invitees, or contractors.
     (C) In the event payment of any and all amounts required to be paid pursuant to this Lease are not timely made within five (5) days of their due date, a service fee of five (5%) of the unpaid amount(s) will be due as additional rent, at the election of Lessor.

     5. Repairs and Re-Entry. Except as otherwise provided herein as Lessor’s obligation, Lessee will, at Lessee’s own cost and expense, keep the Demised Premises and all other improvements to the extent covered by this Lease in sound condition and good repair, including but not limited to any separate heating and air conditioning units or systems serving Lessee’s data centers within the Demised Premises, and shall repair or replace any damage or injury done to the Building or any part thereof by Lessee or Lessee’s agents, contractors, employees and invitees, and if Lessee fails to make such repair or replacements within thirty (30) days after the need therefor arises or in the event of any damage or injury that affects other tenants in the Building or the Building’s systems Lessee fails to immediately make such repair or replacements, Lessor may at its option make such repair or replacement, and Lessee shall pay the reasonable cost thereof to Lessor within fifteen (15) days of Lessor’s written demand to Lessee therefor. Lessor shall repair or replace any HVAC units or systems serving the Building or the Demised Premises, except any separate heating and air conditioning units or systems serving Lessee’s data centers within the Demised Premises, which shall be Lessee’s responsibility; provided Lessee shall collect all equipment manuals relating to the HVAC systems installed by or on behalf of Lessee and deliver them to Lessor and assign all written warranties relating to such HVAC systems to Lessor. Lessee will not commit or allow to be committed any waste or damage to or on any portion of the Demised Premises, and shall at termination of this Lease by lapse of time or otherwise, deliver up said Demised Premises and all other improvements to which Lessor is entitled by this Lease to Lessor in as good condition as at the date of possession, ordinary wear and tear not impairing functionality excepted, failing which Lessor may restore the Demised Premises to such condition and Lessee shall pay the reasonable costs of same to Lessor within fifteen (15) days of Lessor’s written demand to Lessee therefor. Lessor, its agents, contractors, employees and representatives, shall have the right, upon twenty-four (24) hours prior notice to Lessee (except in the event of an emergency, in which case no notice is required), to enter into and upon all parts of the Demised Premises to inspect same or clean or to make such repairs, alternations or additions as Lessor may from time to time deem necessary, and Lessee shall not be entitled to any abatement or reduction of rent as a result of such entry. In addition, Lessee shall permit Lessor or Lessor’s agents and any other person authorized by the same to enter the Demised Premises upon twenty-four (24) hour prior notice during the last six (6) months of the Lease Term for the purpose of exhibiting the Demised Premises to prospective lessees so long as such entry does not unreasonably interfere with Lessee’s business operations in the Demised Premises.
     6. Assignment or Sub-Letting. Lessee shall not mortgage, sell, assign or transfer this Lease, or any interest herein, or allow the same to be done by operation of law or otherwise, or sublet the Demised Premises or any part thereof, except to a parent, affiliate or wholly-owned subsidiary, or use or permit the Demised Premises to be used for any purpose other than a Permitted Use set forth in Section 1(G) hereof without the prior written consent of Lessor, which consent shall not be unreasonably withheld, conditioned, or delayed. In the event Lessee desires to assign this Lease or sub-let the Demised Premises, Lessee shall provide Lessor with not less than thirty (30) days written notice of Lessee’s request, specifying in detail any and all terms of such assignment or sub-lease and providing all information regarding same as may be reasonably requested by Lessor. In the event Lessor gives such consent, Lessee shall remain primarily liable for the payment of all rents and other payments and for the performance of all of the other terms and covenants contained in this Lease on its part to be performed. In addition, in the event Lessor consents to an assignment or sub-lease of the Demised Premises, which assignment or sub-lease results in monthly payments to Lessee in excess of the monthly payments due and owing from Lessee under the terms of this Lease with respect to the same portion of the Demised Premises, such excess monthly payments shall be shared equally between Lessee and Lessor.
     7. Alterations, Additions, Improvements. Except as provided in Subsection 19(B) below, Lessee will not make or allow to be made any alteration or additions in or to the Demised Premises or the Building without the prior written consent of Lessor, which consent shall not be unreasonably withheld, conditioned, or delayed; except that Lessee may make non-structural alterations which have no impact or affect on the Building’s mechanical, electrical and plumbing systems, security systems, or life safety systems without the consent of Lessor. Such alterations, physical additions, or improvements when made to the Demised Premises or Building by Lessee shall be constructed in accordance with the Contractor Rules & Regulations attached hereto as Exhibit D-1. All alterations, physical additions or improvements shall be surrendered to Lessor and become the property of Lessor upon termination in any manner of this Lease, but this clause shall not apply to moveable non-attached fixtures, equipment or furniture of Lessee. If any mechanic’s lien is filed against the Demised Premises or the Building as a result of any act or omission by Lessee, its agents, employees or invitees, Lessee shall cause same to be discharged of record within thirty (30) days after the lien is filed by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. Lessor shall not charge Lessee for the review of plans or any inspections that Lessor deems necessary with regard to any future alterations. Prior to the commencement of any construction by or on behalf of Lessee, Lessee must provide detailed construction “permit” drawings for Lessor’s review and written approval, as well as the appropriate insurance and permit documentation required by Lessor or by any governmental authority for all of such alterations. The approval of any designs, plans or specifications required pursuant to this Section 7 or Section 19(B) below by Lessor shall not (a) be deemed to create any liability on the part of Lessor, or any rights on behalf of any third party, with respect to such designs, plans or specifications or be deemed an acknowledgement or representation that such designs, plans and specifications are in compliance with applicable legal requirements or good engineering, architectural or construction practices or be deemed a waiver of any obligation to provide improvements which meet specified standards of design, construction and finish, or (b) unless expressly and specifically authorized by Lessor, relieve Lessee of its obligation to cause such improvements to be completed in accordance with the approved designs, plans or specifications and the requirements of this Lease.
     8. Legal Use and Violations of Insurance Coverage. Lessee will maintain the Demised Premises in a clean and orderly, sanitary and good and safe condition and comply with all laws, ordinances, orders, rules, and regulations of all state, federal, municipal and other agencies or bodies having jurisdiction with respect to the use, condition, or occupancy of the Demised Premises. Lessee will not occupy or use, nor permit the Demised Premises to be occupied or used for any business or purpose which is unlawful in part or in whole, nor permit anything to be done which will in any way increase the rate of insurance on the

Building or its contents, and in the event that there shall be any increase in the rate of insurance on the Building or its contents created by Lessee’s acts or conduct of business then Lessee hereby agrees to pay such increase to Lessor within fifteen (15) days of Lessor’s written demand to Lessee therfor. Lessee will at all times conduct its business, and control its agents, employees, and invitees in such a manner as not to create any nuisance, interference with or interruption to the quiet enjoyment privileges of other tenants of the Building or Lessor in the management of the Building.
     9. Indemnity, Liability and Loss or Damage. Except as otherwise specifically set forth in Section 27 or otherwise herein, Lessor and Lessee shall not be liable or responsible for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority, or any other matter beyond the control of either party or for any damage or inconvenience which may arise through repair or alteration of any part of the Building, or failure to make such repairs, or from bursting or leaking of water or steam pipes, or from any other cause whatsoever beyond either Lessor’s or Lessee’s reasonable control.
     (A) Lessee’s Indemnity. Lessee indemnifies, defends, and holds Lessor harmless from claims for personal injury, death, or property damage occurring in or about the Demised Premises, the Building in which the Demised Premises are located or the Common Area that are caused by the negligence or willful misconduct of Lessee, its agents, employees, or invitees. When such a claim is caused by the joint negligence or willful misconduct of Lessee and Lessor or Lessee and a third party unrelated to Lessee, except Lessee’s agents, employees, or invitees, Lessee’s duty to defend, indemnify and hold Lessor harmless will be in proportion to Lessee’s allocable share of the joint negligence or willful misconduct.
     (B) Lessor’s Indemnity. Lessor indemnifies, defends, and holds Lessee harmless from claims for personal injury, death or property damage occurring in or about the Demised Premises, the Building in which the Demised Premises are located or the Common Area that are caused by the negligence or willful misconduct of Lessor, its agents, employees, or invitees. When such a claim is caused by the joint negligence or willful misconduct of Lessor and Lessee or Lessor and a third party unrelated to Lessor, except Lessor’s agents, employees, or invitees (including, without limitation, contractors, subcontractors, or other parties employed in connection with the construction of or on the Demised Premises and/or building), Lessor’s duty to defend, indemnify and hold Lessee harmless will be in proportion to Lessor’s allocable share of the joint negligence or willful misconduct.
          Notwithstanding any obligations imposed upon Lessor, Lessee shall bear the sole risk of any loss of, or damage to, any personal property (including but not limited to, any furniture, machinery, equipment, goods or supplies) of Lessee or which Lessee may have on or in the Demised Premises, or any trade fixtures installed by or paid for by Lessee on or in the Demised Premises, or any additional improvements which Lessee may construct on or in the Demised Premises, or Lessee’s trade or business, unless such loss or damage results from the negligence or willful misconduct or omission of Lessor.

     10. Rules of Building. Lessor has heretofore delivered to Lessee, and Lessee hereby acknowledges the receipt of, a set of rules applicable to the Building. Lessee and Lessee’s agents, employees, and invitees, will comply fully with all rules of the Building, which rules are made a part hereof as though fully set out herein. Lessor shall at all times have the right to change such rules, make new rules, or amend such rules in such reasonable manner as Lessor may deem reasonably advisable, all of which new rules, changes and amendments will be posted or forwarded to Lessee in writing and shall be prospectively applied and carried out and observed by Lessee. Lessor and Lessee acknowledged that different tenants in the Building may negotiate changes in the Rules and Regulations applicable specifically to them. To the extent that the same Rules and Regulations apply to Lessee and other tenants in the Building, Lessor shall apply and enforce the same uniformly and in a non-discriminatory manner.
     11. Holding Over. If Lessee retains possession of the Demised Premises or any part thereof after the expiration or termination of this Lease by lapse of time or otherwise, Lessee shall pay to Lessor (i) for the initial three (3) months, or portion thereof, during such holdover period, an amount equal to one hundred and ten percent (110%) of the rate of Annual Basic Rental by Lessee to Lessor with respect to the Demised Premises for the month immediately preceding the month of expiration or termination, and (ii) for any month, or portion thereof, after the initial three (3) months during such holdover period, an amount equal to one hundred and twenty-five percent (125%) of the rate of Annual Basic Rental by Lessee to Lessor with respect to the Demised Premises for the month immediately preceding the month of expiration or termination. Such holding over or retention of the Demised Premises by Lessee shall operate and be construed only as a month-to-month tenancy, shall not in any way be construed as an extension or renewal of the term of this Lease, and shall be terminated only by giving thirty (30) calendar day’s prior written notice to terminate. Provided, however, that if Lessor gives Lessee written notice to vacate the Demised Premises not less than sixty (60) days prior to the end of the original term hereof (as the same may have been extended pursuant to the exercise of any option contained herein), any holding over shall constitute a forcible entry and detainer as defined by the law of the State of Ohio.
     12. Condemnation and Casualty.
     (A) In the event the Building or any portion thereof necessary, in the reasonable opinion of Lessor, to the continued efficiency and/or economically feasible use of the Building shall be taken or condemned in whole or in part for any public or quasi-public purposes, then the term of this Lease shall, at the option of the Lessor, forthwith cease and terminate. In the event the Demised Premises, or such portion thereof as would prevent Lessee from occupying and using the Demised Premises for the purposes herein provided, shall be taken or condemned for any public or quasi-public purpose, then, at Lessor’s option, either (i) the Term of this Lease shall forthwith cease and terminate, or (ii) Lessor shall, to the extent reasonably practicable, provide Lessee with such additional space and make such repairs to the Demised Premises as may be necessary to enable Lessee to use such additional and repaired space for the purposes herein provided. All compensation awarded for any such taking, condemnation, or sale proceeds in lieu thereof, shall be the property of Lessor without any deduction therefrom for any present or future estate of Lessee, and Lessee shall have no claim thereto, the same being hereby expressly waived by Lessee, except for any portions of such award or proceeds which are specifically allocated by the condemning or purchasing party for the taking of or damage to trade fixtures of Lessee, which Lessee specifically reserves to itself.
     (B) If the Demised Premises or the Building in which the Demised Premises are located shall be damaged by any cause or means whatsoever not caused or contributed to by the negligence or willful misconduct of Lessee, its employees, servants, agents or visitors, and if said damage can be repaired within a period of four (4) months by using standard working methods and procedures, Lessor shall, within a reasonable time of occurrence of said damage, enter and make repairs, and this Lease shall not be affected but shall continue in full force and effect. However, if within thirty (30) days from the date of the occurrence of said damage, Lessor reasonably determines that said damage cannot be repaired within a period of four (4) months by using standard working methods and procedures, or that there is not sufficient insurance to fully restore the Demised Premises to substantially their condition prior to the occurrence of said damage, then this Lease shall cease and terminate as of the date of such occurrence, and Lessee shall pay rent hereunder to the date of the occurrence of said damage and shall within thirty (30) days of such determination by Lessor surrender the Demised Premises to Lessor; provided, however, that if within a period of thirty (30) days from the date of such occurrence Lessor elects to keep this Lease in force and to restore the Demised Premises to substantially the condition as existed prior to the date of occurrence, Lessor shall provide Lessee with written notice of such election within said thirty (30) day period. If Lessor so elects to continue the lease and restore the Demised Premises, Lessor shall, within a reasonable time after the date of the notice of said election, enter the Demised Premises and make repairs, and this Lease shall not be affected, except that rents hereunder shall be reduced or abated while such repairs are being made for the period of time and in the proportion that the Demised Premises are untenantable. If, however, such damage is contributed to or results from the negligence or willful misconduct of Lessee, or Lessee’s employees, servants, agents, or visitors, and if Lessor does not have insurance covering such damage, the damage not covered by Lessor’s insurance shall promptly be repaired by and at the expense of Lessee under the control, direction and supervision of Lessor, and the rent shall continue without abatement or reduction. The completion of the repair of all such damage is subject to reasonable delays resulting from causes beyond the reasonable control of the party obligated to make such repairs. Lessor shall not be obligated to repair any damage to the Demised Premises or the Building that is not covered by insurance.
     13. Entire Agreement. It is expressly agreed by Lessee, as a material consideration of this Lease, that there are, and were, no verbal representations, understanding, stipulations, agreements or promises pertaining hereto not incorporated in writing herein, and it is likewise agreed that this Lease shall not be altered, waived, amended or extended other than as provided herein or in a writing signed by the parties to this Lease or their authorized agents.
     14. Transfer of Lessor’s Rights. Lessor shall have the right to transfer and assign, in whole or in part, all of its rights and obligations hereunder and in the Building. Upon any such transfer or assignment, the term “Lessor” shall be deemed to refer only to the transferee or assignee of Lessor’s interest hereunder, and Lessor shall thereafter be released from all liability and obligation hereunder arising after the date of assignment.
     15. Default Clause. In the event: (i) Lessee fails to make any payment required to be made by Lessee to Lessor pursuant to this Lease within five (5) days of written notice from Lessor that the same is due and payable; (ii) Lessee fails (other than a failure covered by (a) above) to comply with any term, provision, condition, or covenant of this Lease or any of the rules now or hereafter established for the government of the Building and such failure continues for a period of thirty (30) days after written notice thereof, provided, however, that if such failure does not materially affect the Building or other tenants in the Building and the nature of such failure is such that the same cannot reasonably be cured within a thirty (30) day period, Lessee shall not be deemed to be in default if it shall commence such cure within such thirty (30) day period and thereafter rectify and cure such failure with due diligence; (iii) Lessee deserts, abandons or vacates the Demised Premises for a continuous period of more than sixty (60) days; (iv) any petition is filed by or against Lessee under any section or chapter of any bankruptcy act or under any similar law or statute of the United States or its subdivisions and if such petition is filed against Lessee and is not dismissed within thirty (30) days; (v) Lessee becomes insolvent or makes a transfer in fraud of creditors; (vi) Lessee makes an assignment for the benefit of creditors; or (vii) a receiver is appointed for Lessee or any of the assets of Lessee, then, in any of such events, Lessor shall have the option to do any one or more of the following without any notice or demand, in addition to and not in limitation of any other remedy available to Lessor at law, in equity or under this Lease:
     (A) Terminate this Lease, in which event Lessee shall immediately surrender the Demised Premises to Lessor, and if Lessee shall fail to do so, Lessor may, without notice and without prejudice to any other remedy Lessor may have for possession or arrearages in rent, enter upon and take possession of the Demised Premises and expel or remove Lessee and its effects without being liable to prosecution or any claim for damages therefor; and Lessee agrees to indemnify Lessor for all loss, damage, and expense, including reasonable attorney’s fee, which Lessor may suffer by reason of such termination, whether through inability to relet the Demised Premises on commercially reasonable terms, or through decrease in rent, or otherwise; and/or
     (B) Enter upon and take possession of the Demised Premises as the agent of Lessee, without being liable to prosecution or any claim for damages therefor, and Lessor may relet the Demised Premises as the agent of the Lessee and receive the rent therefor; and in such event, Lessee shall pay Lessor the cost for renovating, repairing and altering the Demised Premises (to building standard finish) for a new tenant or tenants and for any deficiency that may arise by reason of such reletting, on demand at the address of Lessor specified herein or hereunder; provided, however, that the failure of Lessor to relet the Demised Premises shall not release or affect Lessee’s liability for rent or for damages and such rent and damages shall be paid by Lessee on the dates specified herein; and/or
     (C) Lessor may, as agent for Lessee, do whatever Lessee is obligated to do by the provisions of this Lease and may enter the Demised Premises, without being liable to prosecution or any claim for damages therefor, in order to accomplish this purpose. Lessee agrees to reimburse Lessor immediately upon demand for any expenses which Lessor may incur in thus effecting compliance with this Lease on behalf of Lessee, and Lessee further agrees that Lessor shall not be liable for any damages resulting to Lessee from such action, whether caused by the negligence of Lessor or otherwise.
          Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies available at law or in equity. In the event Lessee, or Lessee’s subsidiary or affiliate, shall have other leases for other premises in the Building, any default by Lessee under such other leases shall be deemed to be a default herein and Lessor shall be entitled to enforce all rights and remedies as provided for a default herein.
     16. Binding Effect. This Lease shall inure to the benefit of, and be binding upon, the heirs, executors, administrators, successors and assigns of Lessor; and, subject to Section 6 hereof, the heirs, executors, administrators, successors and assigns of Lessee.
     17. No Waiver or Surrender. No act or thing done by Lessor or its agents during the term hereof shall be deemed an acceptance of a surrender of the Demised Premises, and no agreement to accept a surrender of the Demised Premises shall be valid unless made in writing and signed by Lessor. The mention in this Lease of any particular remedy shall not preclude Lessor from any other remedy Lessor might have, either at law or in equity, nor shall the waiver of or redress for any violation of any covenant or condition contained in this Lease or any of the rules and regulations attached hereto, or hereafter adopted by Lessor, prevent a subsequent act from having all the force and effect of an original violation. The receipt by Lessor of rent with knowledge of the breach of any covenant contained in this Lease shall not be deemed a waiver of such breach. The failure of Lessor to enforce any of the rules of the Building attached hereto, or hereafter adopted, against Lessee and/or any other tenant in the Building shall not be deemed a waiver thereof. Failure of Lessor to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but Lessor shall have the right to declare any such default at any time and take such action as might be lawful or authorized hereunder, at law or in equity. No waiver shall be effective unless in writing and signed by Lessor.
     18. Quiet Possession. Lessor hereby covenants that Lessee, upon paying rent as herein reserved, and performing all covenants and agreements herein contained on the part of Lessee to be paid or performed, shall and may peacefully and quietly have, hold and enjoy the Demised Premises.
     19. Improvements.
     (A) Base Building Improvements. References in this Section are made to that certain Letter from Motz Engineering to Kendle International dated September 25, 2006 as responded to by Lessor on October 18, 2006, a copy of which is set forth on Exhibit D attached hereto (with Lessor’s response, the “Base Building Improvements Letter”). Lessor shall, at its cost, provide the following improvements (collectively, the “Base Building Improvements”):

          (1) at the election of Lessee (the actual date Lessee notifies Lessor of such election is referred to herein as the “Election Date”), Lessor shall provide one of the following: (a) the HVAC upgrades specified in Section 2.3 of the Base Building Improvements Letter (the “HVAC Upgrades”) or (b) in lieu of completing the HVAC Upgrades, an HVAC improvement allowance in the amount of $10.00 per USF (the “HVAC Upgrade Allowance”), which HVAC Upgrade Allowance may be used in Lessee’s sole discretion; provided that if Lessee makes or causes others to make any alterations, modifications or improvements to the heating, ventilating or air conditioning system in the Building or the Demised Premises (the “HVAC System”), Lessor’s consent shall be required for such alterations, modifications or improvements, which consent shall not be unreasonably withheld or delayed. Lessee shall notify Lessor of its election pursuant to this Subsection 19(A)(1) on or prior to June 1, 2009; and
          (2) the electrical upgrades specified in Section 2.4 of the Base Building Improvements Letter; except that Lessor has completed the new electrical service (the so-called new 3000 amp service) to the Demised Premises as described in Section 2.4 of the Base Building Improvements Letter and per a letter from Lessee dated August 22, 2007, Lessee has acknowledged its acceptance of Lessor’s completion of such work.
          If Lessee elects for Lessor to complete the HVAC Upgrades in accordance with Subsection 19(A)(1) above, Lessor shall complete such HVAC Upgrades within twelve (12) months after the last to occur of (the “Base Building Completion Date”): (a) the date Lessee delivers to Lessor the Plans and Specifications (as defined in Subsection 19(B) below) and (b) the Election Date. Lessor shall complete the portion of the Base Building Improvements described in Subsection 19(A)(2) above on or before the Base Building Completion Date. Except for any Base Building Improvements that Lessor is required to complete in accordance with this Section 19(A), Lessor shall have no obligation to provide any improvements to the Demised Premises or the Building. If Lessee elects to receive the HVAC Upgrade Allowance in accordance with Subsection 19(A)(1) above, Lessor shall not be required to complete any of the HVAC Upgrades. By moving into the Demised Premises or taking possession thereof, Lessee accepts the Demised Premises as suitable for the purposes of which the same are leased and accepts the Building and each and every appurtenance thereof, and Lessee by said acts waives any and all defects therein, except for latent defects.
     (B) Lessee’s Work. Lessee intends to make initial alterations and improvements to the Demised Premises (such initial alterations and improvements are referred to herein as “Lessee’s Work”). Prior to the commencement of any construction of any of Lessee’s Work, Lessee shall submit to Lessor for approval complete architectural plans and specifications for Lessee’s Work (the “Plans and Specifications”), prepared by a reputable and competent professional architect or engineer appointed by Lessee and which is licensed to practice in the State of Ohio. Lessor will pay for all costs associated with the initial architectural space plans and all revisions in order to provide Lessor the required Plans and Specifications up to but not in excess of Twelve Thousand and 00/100 Dollars ($12,000.00) (such costs are based upon a proposal submitted to Lessor by Lessee’s architect dated August 28, 2006 for such architectural services). There shall be no charge by Lessor for the review of such Plans and Specifications or any inspections that Lessor deems necessary with regard to Lessee’s Work. Lessee may, at its election, subject to Lessor’s approval (which such approval shall not be unreasonably withheld, conditioned or delayed), select a general contractor for the completion of Lessee’s Work (“Lessee’s GC”). To maintain continuity between the base building systems and the system in the Demised Premises (which the parties acknowledge will provide for a more efficient and productive system), Lessor recommends that Lessee’s GC use the same mechanical, electrical & plumbing subcontractors (“MEP Contractors”) as Lessor used in connection with the Base Building Improvements to complete any alterations or improvements associated with any mechanical, electrical and plumbing systems that are a part of Lessee’s Work. Lessee may, however, at its option, select a different MEP Contractor or Contractors for Lessee’s Work. Prior to the commencement of any construction by Lessee or Lessee’s GC, Lessee or Lessee’s GC must provide the appropriate insurance and permit documentation reasonably required by Lessor for all of such work. As part of Lessee’s Work, Lessee shall have the right to install (i) internal stairways in the Demised Premises and (ii) equipment on the existing truck ramp located on the Vine Street side of the Building (located south of the valet ramp); provided that in connection with all such work, Lessee shall have obtained Lessor’s approval, such work shall be in accordance with the Plans and Specifications and Lessee shall have obtained any necessary permit/approvals from the applicable governing authorities. If Lessee intends to construct a kitchen in the Demised Premises as part of Lessee’s Work, Lessee shall submit plans and specifications for such use to Lessor for Lessor’s review and approval, such approval to be in Lessor’s sole discretion. During the construction of Lessee’s Work, Lessee and Lessee’s GC must coordinate use of the Building’s freight elevators with Lessor, which Lessor shall make all reasonable efforts to make available to Lessee. Lessor will not charge a fee for the operation of such freight elevators during normal business hours.
     (C) Concurrent Improvements. Lessor and Lessee acknowledge that Lessee’s Work will be completed in stages. Lessor agrees to work with Lessee’s third party contractors to schedule during normal business hours Lessor’s work on the Base Building Improvements in an effort to minimize interruption of the completion of Lessee’s Work. Notwithstanding anything contained in this section to the contrary, if Lessor is delayed in the completion of the Base Building Improvements by, or as a result of the work of Lessee’s GC and/or the completion of Lessee’s Work, then Lessor shall be entitled to extend the Base Building Completion Date by one (1) day for each day of such delay.
     20. Possession. Lessor shall deliver the Demises Premises to Lessee on the Commencement Date for Lessee’s possession and completion of Lessee’s Work by Lessee’s GC as described in Subsection 19(B) above. If for any reason the Demised Premises shall not be ready for occupancy by Lessee on the date set forth in Section 1(D) hereof, this Lease shall not be affected hereby, nor shall Lessee have any claim against Lessor by reason thereof.
     21. Signs. Lessee shall have the right, at its sole cost and expense, to install interior and exterior signage in accordance with the terms of this Section. Any signage installed by

Lessee shall: (i) comply with the City of Cincinnati codes relating to signage and all other applicable local statutes, ordinances, rules, regulations and requirements, (ii) be of a design and presentation to not detract from the appearance of the Building, (iii) be maintained in good condition and repair (and removed at the expiration of the Lease Term) at Lessee’s expense, (iv) not interfere with any existing signage or any antennae or other telecommunications equipment or any rights of licensees or other tenants, and (v) be approved by Lessor exercising its sole discretion. Lessor hereby approves and Lessee may install, at its option, a building mounted exterior sign, which is substantially similar in size, materials and appearance as the sign depicted in Exhibit G attached hereto, to be mounted in a prominent location (as such specific location is approved by Lessor exercising its sole discretion) near or at the top of each side of the Building; provided such exterior signage complies with the City of Cincinnati codes relating to signage and all other applicable local statutes, ordinances, rules, regulations and requirements. Nothing contained herein shall be interpreted to create any right in Lessee, and Lessee shall not have any right, to change the name of the Building. Lessee will not place or suffer to be placed or maintained on any exterior door, wall or window of the Demised Premises any sign, awning or canopy, or advertising matter or other thing of any kind, and will not place or maintain any decoration, lettering or advertising matter on the glass of any window or door of the Demised Premises except in strict accordance with the terms of this Section 21. Lessee further agrees to maintain any such sign, awning, canopy, decoration, lettering or advertising matter or other thing as may be approved in good condition at all times and shall remove, at Lessee’s sole expense, any such sign, awning, canopy, decoration, lettering or advertising matter at the end of the Lease Term and shall repair or restore the Building or property from which any such signage was removed to its original condition.
     22. Subordination. Lessee hereby subordinates this Lease and all rights of Lessee hereunder to any ground lease, mortgage or mortgages, vendor’s lien, or similar instruments which now are or which may from time to time hereafter be placed upon the Demised Premises or the Property; and such ground lease, mortgage or mortgage liens or other instruments shall be superior to and prior to this Lease for all purposes. Lessee further covenants and agrees that if the Lessor under any ground lease or any mortgagee or other person or entity acquires the Demised Premises through default under the ground lease, foreclosure, or by deed in lieu of foreclosure (any such Lessor, mortgagee or other lien holder or purchaser at the foreclosure sale being each hereinafter referred to as the “Purchaser at Foreclosure”), Lessee shall thereafter, but only at the option of the Purchaser at Foreclosure, as evidenced by the written notice of its election given to Lessee within a reasonable time thereafter, remain bound by novation or otherwise to the same effect as if a new and identical lease between the Purchaser at Foreclosure, as Lessor, and Lessee, as tenant, had been entered into for the remainder of the Lease Term. Lessee agrees to execute any instrument or instruments which Lessor or any mortgagee or other secured party may deem necessary or desirable further to effect the subordination of this Lease to each such ground lease, mortgage, lien or other instrument, or to confirm any election to continue the lease in effect in the event of foreclosure or default, as above provided; provided however, that such mortgagee or other secured party delivers to Lessee a Non-Disturbance Agreement to the effect that Lessee’s leasehold estate and possession hereunder shall not be disturbed or terminated so long as Lessee is not in default under this Lease beyond any applicable notice and cure period.

     23. Severability Clause. If any clause or provision of this Lease is illegal, invalid, or unenforceable under any present or future law, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision that is illegal, invalid or unenforceable, there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be legal, valid and enforceable. The caption of each paragraph hereof is added as a matter of convenience only and shall be considered to be of no effect in the construction of any provision or provisions of this Lease.
     24. Security Deposit. Intentionally Omitted.
     25. Lessee’s Insurance. Lessee, in order to enable it to meet its obligations to insure against the liabilities specified in this Lease, shall at all times during the Lease Term, at its own expense, for the protection of Lessee, Lessor, Lessor’s mortgagee and Lessor’s management agent, as their interests may appear, carry one or more policies of general public liability and property damage insurance, issued by one or more insurance companies acceptable to Lessor, with the following minimum coverages:

Policy Type:	Minimum Coverages:
Worker’s Compensation	Minimum Statutory Amount

Comprehensive General Liability Insurance, including blanket contractual liability, broad form property damage, personal injury, completed operations, products liability and fire damage.	Not Less than $1,000,000 combined single limit for both bodily injury and property damage.

Fire and extended coverage, vandalism and malicious mischief, and sprinkler leakage insurance	Full cost of replacement of Lessee’s property and fixtures located in the Demised Premises
Such insurance policy or policies shall name Lessor, Lessor’s mortgagee and Lessor’s management agent as additional insureds and shall provide that such insurance may not be canceled on less than ten (10) days prior written notice to Lessor. Lessee shall furnish Lessor with a copy of all certificates evidencing such insurance. Should Lessee fail to carry such insurance and/or furnish Lessor with a copy of all such certificates within five (5) days after a request to do so, Lessor shall have the right to obtain such insurance and collect the cost thereof from Lessee upon demand. Neither the minimum insurance coverages required herein, nor the types of insurance coverages required hereby shall be interpreted or construed as any limitation on Lessee’s liability under this Lease.
     26. Lessor’s Insurance. Lessor shall be responsible for insuring and, unless Lessee provides its consent (which consent shall not be unreasonably withheld, delayed or conditioned) for Lessor to self insure as set forth herein, Lessor shall at all times during the term of this Lease carry a policy of insurance which insures the Building, including the Demised Premises, against loss or damage by fire or other casualty (namely, the perils against which insurance is afforded by a standard fire insurance policy and extended coverage endorsement); provided, however, that Lessor shall not be responsible for, and shall not be obligated to insure against, any loss of or damage to any trade fixtures or other personal property located anywhere in or on the Building or the Demised Premises, nor shall Lessor be responsible for, or obligated to insure against, any loss of or damage to any improvements installed in the Demised Premises by, for or at the instance of Lessee. Lessor may, upon providing proof of its financial ability to do so to Lessee and upon Lessee’s approval of same in Lessee’s reasonable discretion which consent shall not be unreasonably withheld, delayed or conditioned, self insure the Building and the Demised Premises to the extent herein required, in which case Lessor’s coverage shall be limited to such items as would be covered by the above described insurance had Lessor not elected to self insure.
     27. Waiver of Subrogation. Lessor and Lessee hereby release each other and each other’s employees, agents, customers, contractors and invitees from any and all liability for any loss, damage or injury to person or property occurring in, on, about or to the Demised Premises, the Building, improvements to the Building or personal property within the Building by reason of fire or other casualties which are required by this Lease to be insured against, regardless of cause, including the negligence of Lessor or Lessee and their employees, agents, customers, contractors and invitees. Each party to this Lease shall obtain from its respective insurance company a consent to this mutual waiver of subrogation/release, so as to prevent the invalidation of insurance coverage by reason of this mutual waiver of subrogation/release, and shall provide the other party a copy of any such consent.
     28. Relocation of Lessee. Lessor shall not have the right to relocate Lessee.
     29. Notices. Any notice required or permitted to be given hereunder by one party to the other shall be deemed to be given when sent by a nationally recognized overnight carrier, or when deposited in the United States Mail with sufficient postage prepaid, addressed to the respective party to whom notice is intended to be given, if to Lessee, at the Demised Premises, and if to Lessor at Belvedere Corporation, Managing Agent, 1400 Carew Tower, 441 Vine Street, Cincinnati, Ohio 45202.
     30. Brokers. Lessee represents and warrants to Lessor that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker in the negotiation or making of this Lease, except CB Richard Ellis, Inc. (“Broker”) whose commission shall be paid by Lessor under separate agreement. Lessee agrees to indemnify and hold Lessor harmless from the claim or claims of any broker or brokers (other than Broker) claiming to have interested Lessee in the Building or Demised Premises or claiming to have caused Lessee to enter into this Lease or subsequent lease agreements. Lessee agrees, should a claim be forthcoming from any other broker or brokers, Lessee shall be solely responsible to pay or defend against any such claims, commissions or fees.

     31. Moving. All moving in or out of the Demised Premises must be done Monday through Friday after 5:00 p.m. or anytime on Saturday and shall be scheduled with Lessor in advance. The Lessee is responsible for any damage caused by Lessee, its employees, agents or representatives during such move.
     32. Storage and Sale of Property Left on Premises. Lessor at its option may remove from the Demised Premises and store any of Lessee’s tangible personal property (“Property”) left by Lessee in the Demised Premises at the termination of this Lease for any cause, without liability to Lessee for damages to or loss of such Property, and Lessee shall pay to Lessor on demand its expenses of such removal and storage. At any time after said removal, Lessor, after giving Lessee five (5) days written notice, may sell any such Property, at public or private sale, without legal process, for such price as Lessor deems reasonable, the proceeds of any such sale to be applied by Lessor first to pay Lessor’s expense incident to such removal, storage and sale, secondly to pay any other amounts due Lessor from Lessee, and any balance remaining shall be paid by Lessor to Lessee or whoever may be legally entitled thereto.
          In lieu of the above, Lessor shall have the right, at its option, with five (5) days notice to Lessee, to remove and dispose of any and all Property, without liability to Lessor for loss of such Property, and Lessee shall pay to Lessor, on demand, any cost associated with the removal and disposal.
          Lessee, when vacating the Demised Premises, shall leave the Demised Premises in broom-clean condition, and shall return all keys and/or key cards to Lessor within twenty-four (24) hours after said vacation, or before the end of the next business day, whichever reasonably applies.
     33. Estoppel Certificates. Lessee shall execute and deliver to Lessor, within fifteen (15) days after receipt of a written request therefor from Lessor, a written statement certifying that this Lease is unmodified and is in full force and effect, the then existing Annual Basic Rental and the dates to which installments of the Annual Basic Rental and other charges have been paid, that all improvements to be made by Lessor have been satisfactorily completed, stating whether or not the Lessor is in default of its obligations hereof and containing such other information as Lessor may reasonably specify.
     34. Lessor’s Liability. Lessee agrees that it will not seek or enforce a personal judgment or any deficiency judgment against Lessor, or any of the agents, employees, officers, directors, shareholders or partners of Lessor, for any default by Lessor in the performance or observance of any of the terms or conditions of this Lease, but Lessee shall look solely to Lessor’s interest in the land and building containing the Demised Premises and the rents, issues and profits thereof for satisfaction of any judgment or claim against Lessor.
     35. Tenant Allowances.
     (A) Tenant Improvement Allowance. Lessor shall provide a Tenant

Improvement Allowance in the amount of Twenty-Five and 00/100 Dollars ($25.00) per USF (“TI Allowance”) for the completion of Lessee’s Work to be performed by Lessee pursuant to Section 19(B) above. Lessee may request a disbursement of the TI Allowance from Lessor by delivering a written notice to Lessor specifying the amount of TI Allowance requested (the “Disbursement Amount”) and describing the specific portion of Lessee’s Work that has been completed, together with affidavits and/or waivers of lien and certificates of all subcontractors and materialmen covering all work and materials furnished in connection with such portion of Lessee’s Work that has been completed and such invoices, contracts, or other supporting data as Lessor may reasonably require, all in compliance with the construction and mechanics’ lien laws of the State of Ohio (collectively, the “Payment Request”). Provided Lessor receives and reasonably approves the foregoing described documentation, Lessor shall make a disbursement of the TI Allowance to Lessee in the Disbursement Amount within thirty (30) days of receipt of the Payment Request. Upon the completion of Lessee’s Work, Lessee shall deliver a written notice to Lessor that Lessee’s Work have been completed, together with affidavits and/or final waivers of lien and certificates of all subcontractors and materialmen covering all work and materials furnished in connection with Lessee’s Work and such invoices, contracts, or other supporting data as Lessor may reasonably require, all in compliance with the construction and mechanics’ lien laws of the State of Ohio (collectively, the “Completion Notice”). After Lessor receives the Completion Notice and the date of June 1, 2009 has occurred, Lessor will pay any unpaid portion of the TI Allowance to Lessee in such amounts requested by Lessee, such unpaid portion may be used in Lessee’s sole discretion or may, at Lessee’s request, be credited to any unpaid and non-delinquent Annual Basic Rental.
     (B) Amortized Improvement Allowance. Lessor hereby grants Lessee the option to amortize an additional Ten and 00/100 Dollars ($10.00) per USF of the Demised Premises (“Amortized Improvement Allowance”) in excess of the TI Allowance provided by Lessor in Subsection 35(A) above for the purpose of completing alterations and improvements in the Demised Premises or the Building. As additional rent payable at the same time as the monthly installments of the Annual Basic Rental hereunder, Lessee shall pay to Lessor equal monthly payments sufficient to pay and amortize in full the Amortized Improvement Allowance calculated based upon a term equal to the Lease Term at an interest rate equal to the prime rate plus two percent (2%) per annum as established by Fifth Third Bank.
     (C) 5th Lease Year Improvement Allowance. At the end of the fifth (5th) Lease Year of the Lease Term, Lessor shall provide Lessee with an additional improvement allowance (“5th Lease Year Improvement Allowance”) in the amount of five dollars ($5.00) per USF of the Demised Premises (as set forth on the Declaration attached hereto as Exhibit C) for Lessee’s use in redecorating, re-carpeting or minor construction in the Demised Premises or for any other use in Lessee’s sole discretion. Any excess 5th Lease Year Improvement Allowance not used by Lessee for the uses specified in this Section 35(C), may, at Lessee’s request, be credited to any unpaid and non-delinquent Annual Basic Rental.
     36. Parking. Lessor shall make available to Lessee, at Lessee’s expense and at market rate, a number of parking spaces not to exceed one (1) space per one thousand USF (1,000 USF) of the Demised Premises, such parking spaces to be located in the Tower Place Parking Garage located at the corner of 4th Street and Race Street in Downtown, Cincinnati.

     37. Roof Space. Lessee shall have the right to the use space on the Building’s 5th floor roof (as approved by Lessor, the “Roof Space”) for satellite dishes, antennas, and other equipment at no rental charge, subject to Lessor’s review and approval, which approval shall be in Lessor’s sole discretion. Lessee’s use of the Roof Space shall comply with the following requirements (in addition to those specified in other sections of this Lease):
     (A) All work by Lessee shall be performed in compliance with applicable laws and ordinances and in accordance with the provisions of this Lease relating to repairs, alterations, additions and improvements. Lessee shall obtain and maintain all applicable licenses and permits required by governmental or regulatory entities for Lessee’s use of the Roof Space and the installation of any equipment thereon.
     (B) Lessee shall, at Lessee’s expense, keep and maintain any equipment in proper operating condition and within industry accepted safety standards.
     (C) All installations and operations of equipment must be in compliance with all federal, state, and local laws, codes and regulations including, but not limited to, local zoning requirements and safety codes and regulations. Lessor assumes no responsibility for the licensing, operation and/or maintenance of any equipment. All operations by Lessee shall be lawful and in compliance with all Federal Communications Commission rules and regulations.
     (D) Lessee shall not use the Roof Space in a manner which will unreasonably interfere with (a) any other tenants use of the Building’s 5th floor roof, (b) Lessor’s use of the Building’s 5th floor roof for reasonable purposes relating to the Building, (c) the maintenance or operation of the Building, including but not limited to the roof, or (d) MATV, CATV or other video systems, HVAC systems, electronically controlled elevator systems, computers, telephone systems, or any other system serving the Building and/or its occupants. Lessee shall indemnify Lessor and hold Lessor harmless from all expenses, costs, damages, loss, claims or other expenses and liabilities arising from any such interference. In addition, Lessee shall be strictly liable for all personal injury caused by Lessee’s use and operation of any equipment in the Roof Space. In the event of any interference in violation of this Lease, Lessee agrees to promptly cease all operations of such equipment after receipt of notice from Lessor of such interference and to continue to cease all operations until the interference has been corrected to the reasonable satisfaction of the Lessor. To the extent that Lessee has breached this Subsection 37(B) and such breach has caused interference, Lessee shall be responsible for all costs associated with any tests deemed necessary to resolve any and all interference which Lessor determines or reasonably believes is being caused by any equipment or Lessee’s use of the Roof Space. Notwithstanding the foregoing, if an emergency situation exists which Lessor reasonably determines, in its sole discretion, to be attributable to any equipment, Lessor shall immediately notify Lessee verbally, who shall act diligently and expediently to remedy the emergency situation. Should Lessee fail to so remedy the emergency situation or should Lessor reasonably determine that the response time by Lessee is not adequate given the nature of the emergency, Lessor may then shut down any equipment and Lessee shall have no recourse against Lessor as a result of such action.
     (E) Lessee’s use of the Roof Space shall not encroach on any portion of the Building leased to another tenant and shall not obstruct any doors or windows.
     (F) Any equipment shall be installed on the Roof Space so that it will not be visible from the street level and shall not detract from or interfere with the use and operation of the Building as a first class office building; provided that in the event any equipment would be visible from the street level, Lessee may install such equipment only if Lessee shall, at its sole cost and expense, create appropriate screening thereof which is satisfactory to Lessor in its sole discretion.
     (G) Lessee’s use of the Roof Space and the location of any equipment shall not materially, adversely impair (a) the Building’s mechanical, electrical, plumbing or other utility systems or (b) the structural integrity of the Building.
     (H) All installation and other work to be performed by Lessee in the Roof Space will be done in such a manner so as not to interfere with, delay, or impose any additional expense upon Lessor in maintaining the Building. If such conditions shall occur, Lessee shall compensate Lessor for any additional out of pocket costs within fifteen (15) days of Lessor’s written demand to Lessee for same. Lessee agrees that installation shall be performed in a neat, responsible and workmanlike manner, using generally accepted standards, consistent with such reasonable requirements as shall be imposed by Lessor.
     (I) Lessee shall provide all safety notices and warnings on any equipment as would a reasonably prudent operator.
     (J) Lessee shall use the roofing company specified by the Lessor to perform any work affecting the Building’s 5th floor roof, provided the costs charged by such roofer are competitive with charges for similar services within the same geographic region. All cable runs, conduit and sleeving shall be installed in a good workmanlike manner. Any equipment shall be identified with permanently marked, weather proof tags at the following locations: (a) each antenna bracket; (b) at the transmission line building entry point; (c) at the interior wall feed through or any other transmission line exit point; and (d) at any transmitter combiner, duplexer, or multifed receive port.
     (K) If, during the Lease Term, Lessor needs to repair or replace the Building’s 5th floor roof (“Roof Work”), Lessee agrees to cooperate and work with Lessor (at Lessee’s sole cost and expense) to complete said Roof Work. Lessor agrees to provide at least thirty (30) days notice to Lessee of its intention to perform said Roof Work; except in the case of emergency Roof Work in which case Lessor shall give as much notice as possible under the circumstances. Such plan may require the relocation of any portion of any equipment at Lessee’s cost and expense or Lessee’s installation of temporary equipment.
     (L) Lessee shall, at its expense, repair any damage to the roof or the Roof Space directly or indirectly caused by Lessee’s equipment or use of the roof or Roof Space.
     38. Renewal Option. Lessee shall have two (2) successive options of five (5) years each to renew the Lease Term for any or all of the Demised Premises then subject to this Lease (each a “Renewal Term”). To exercise a renewal, Lessee shall give Lessor not less than twelve (12) months prior written notice from the expiration date of the then applicable Lease Term or subsequent Renewal Term of Lessee’s exercise of the applicable renewal option. The foregoing Renewal Terms shall be upon the same terms and conditions set forth in this Lease; except that the Gross Rent shall be increased annually during each Renewal Term beginning on the commencement date of such Renewal Term based upon the CPI increase over the previous twelve month period in accordance with the calculations set forth in Section 1(E).

     39. Expansion Option. Lessee shall have the option (the “Expansion Option”) at any time during the Lease Term to lease the remaining space on the 4th and 5th Floors of the Building (which space is not part of the Demised Premises) and the entire space on the 14th Floor of the Building. Lessee may only exercise the Expansion Option as it relates to the 14th Floor of the Building to lease the entire 14th Floor (Lessee may not lease only a portion of the 14th Floor). To exercise the Expansion Option, Lessee must provide the Lessor with not less than nine (9) months prior written notice of Lessee’s intention to exercise such Expansion Option, specifying the space for which Lessee is exercising such Expansion Option (the “Expansion Space”). The Annual Basic Rental payable for the Expansion Space shall be the Annual Basic Rental amount set forth in Section 1(E) above. If Lessee elects said Expansion Option, Lessor shall provide Lessee a pro-rated TI Allowance applicable to such Expansion Space based upon the Lease Term remaining at the time of such expansion. In the event Lessee exercises its Expansion Option as it relates to the 14th Floor of the Building, Lessor shall relocate any other tenant then occupying the 14th Floor at Lessor’s expense.
     40. Right of First Refusal. Lessor hereby grants to Lessee a right of first refusal (“ROFR”) to lease space on the 10th and 13th Floors of the Building (“ROFR Space”). Lessee’s ROFR shall be triggered by Lessor’s receipt of a signed letter of intent or proposal from a bona fide third party (“Offer”), which shall include without limitation any request from another tenant for an extension or expansion of its occupancy. Lessor shall notify Lessee and include in such notification a copy of the Offer (collectively, the “ROFR Notice”) and Lessee shall have ten (10) business days from the receipt of such ROFR Notice to accept the terms and conditions specified in the ROFR Notice. If Lessee declines to exercise its ROFR, Lessor will receive a six (6) month period to complete a lease with said third party. If Lessor is not able to execute a lease with said third party after six (6) months, Lessee shall once again have the ROFR on the ROFR Space. If Lessee accepts the terms and conditions specified in the ROFR Notice, Lessee and Lessor shall execute an amendment to this Lease, adding the ROFR Space and the terms and conditions of the ROFR Notice applicable to such ROFR Space. In no event shall such ROFR be triggered by another tenant’s exercise of any rights provided for in its respective lease. In addition to the foregoing ROFR, in the event space becomes available on the 10th Floor and Mark Wilson, DDS (“Wilson”) exercises his right of first refusal for such space, Lessor shall notify Lessee. Upon request by Lessee (which request must be made within ten (10) business days of receiving such notice from Lessor), Lessor agrees to exercise its right to relocate Wilson under the following conditions: (i) suitable space is available in the Building to relocate Wilson, (ii) Lessor and Wilson mutually agree upon the terms and conditions of such relocation, (iii) Lessee exercises its right of first refusal with respect to such space, and (iv) Lessee agrees to pay all costs associated with the relocation of Wilson.
     41. Contraction Rights. Lessee shall have the right to terminate Lessee’s occupancy as to certain portions of the Demised Premises in the following increments (the “Contraction Rights”), provided that Lessee shall pay Lessor the unamortized costs of any and all allowances and commissions allocable to the remainder of the Lease Term and applicable to the portion of the Demised Premises for which the Contraction Right is being exercised:
     (A) At the end of the third (3rd) Lease Year of the Lease Term, Lessee may vacate and terminate its occupancy and this Lease with respect to the then upper most floor of the Demised Premises; and
     (B) At the end of the seventh (7th) Lease Year of the Lease Term, Lessee may vacate and terminate its occupancy and this Lease with respect to the then upper most floor of the Demised Premises.

          In exercising its foregoing Contraction Rights, Lessee may return all or a portion of the then uppermost floor of the Demised Premises; provided that if Lessee only returns a portion of the then uppermost floor, in addition to all costs required to be paid by Lessee pursuant to this Section 41, Lessee shall pay Lessor for all costs associated with converting such floor into a multi-tenant floor (“Multi-Lessee Costs”), such costs to include without limitation, construction of common corridors, restrooms, and other building system work. The effective date of the termination of Lessee’s occupancy and this Lease with respect to such space shall be the actual date at the end of the third (3rd) or seventh (7th) Lease Year, as applicable, that Lessee surrenders possession of such space.
     42. Elevators. Lessor, at Lessor’s expense, shall complete alterations and improvements to allow Lessee to have access to all floors of the Demised Premises via the low rise elevator bank (including the 4th and 5th floors of the Building). Lessee shall have the right to utilize the Building’s existing general freight elevator. In addition, Lessor shall allow Lessee access and use of the large freight elevator that is used by the Building and the Hilton Netherland Hotel.
     43. Exclusivity. Lessee shall provide Lessor with a list of Lessee’s competitors. Lessor will not lease office space in the Building to any competitor on such list during Lessee’s occupancy in the Demised Premises.
     44. Compliance. To the best of Lessor’s knowledge, the Demised Premises and building are not in violation of any codes and regulations pursuant to any federal, state or local government law or regulation, inclusive of the provisions of the Americans with Disability Act of 1992.
     45. State and Local Incentives Contingency. Intentionally omitted.
     46. Lessor’s Default. Any failure by Lessor to observe or perform any provision, covenant or condition of this Lease to be observed or performed by Lessor, if such failure continues for thirty (30) days after written notice thereof from Lessee to Lessor, shall constitute a default by Lessor under this Lease, provided, however, that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Lessor shall not be deemed to be in default if it shall commence such cure within such thirty (30) day period and thereafter rectify and cure such default with due diligence. In the event of default by the Lessor as set forth in this Section 46, Lessee shall have any and all rights available under all applicable laws.
     47. Governing Law. This Lease shall be governed by the laws of the State of Ohio.
     48. Upon the Effective Date, the following shall terminate: (i) the term of that certain Lease Agreement between Carew Realty, Inc., as lessor, and Kendle Research Associates n.k.a. Kendle International, Inc., as lessee, dated as of December 9, 1991, as such Lease Agreement was subsequently amended, and the tenant’s rights of possession thereunder, and (ii) the term of the month-to-month tenancy granted to Lessee in the Building, specifically including without limitation the month-to-month tenancy referenced in that certain letter from Lessor to Lessee dated November 9, 2007, and the tenant’s rights of possession thereunder; provided that such terminations shall have no effect on any rights or remedies that have accrued or are unperformed under such lease or tenancy.

[The remainder of this page is intentionally left blank. The signature page follows.]

     The parties hereto have caused this Lease to be executed as of the date and year first set forth above.

LESSOR:		LESSEE:
CAREW REALTY, INC., a Delaware corporation		KENDLE INTERNATIONAL INC. , an Ohio corporation

By:	Belvedere Corporation, its Managing Agent

By:

	By:	Name:

	Name:	Title:

Title:

STATE OF OHIO	)
	)	SS
COUNTY OF HAMILTON	)
     The foregoing instrument was acknowledged before me this ___day of                     , 2008, by                     ,                      of Belvedere Corporation, an Ohio corporation and Managing Agent of CAREW REALTY, INC., a Delaware corporation, on behalf of such corporation.

Notary Public

STATE OF OHIO COUNTY OF HAMILTON	) ) )	SS
     The foregoing instrument was acknowledged before me this ___day of                     , 2008, by                     ,                      of KENDLE INTERNATIONAL INC., an Ohio corporation, on behalf of such corporation.

Notary Public